EXHIBIT 5.1

[FORM OF OPINION]

Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis MN 55420

July___, 2000

Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562

              Re:      Registration of Shares of Common Stock on Form S-3

Ladies and Gentlemen:

             We have acted as counsel to Hypertension Diagnostics, Inc., a Minnesota corporation (the “Company”) in connection with the filing of the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”), constituting a post-effective amendment to the initial Form SB-2 Registration Statement of the Company, and the continuing registration of up to 2,587,500 shares of Common Stock, $.01 par value, of the Company (the “Shares”), underlying an equal number of Class A Redeemable Warrants to purchase Shares of the Company (the “Redeemable Warrants”) and issuable upon the exercise of the Redeemable Warrants. You have requested our opinion in connection with the registration of the Shares covered by the prospectus, dated July____, 2000 (the “Prospectus”). Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

1.	The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

2.	The Shares of Common Stock underlying the Redeemable Warrants and to be issued by the Company pursuant to the exercise of the Redeemable Warrants have been and will be duly authorized. Upon proper exercise of the outstanding Redeemable Warrants and payment for the underlying Shares, the Shares will be fully paid and nonassessable Common Stock of the Company.

               For the purposes of this opinion, we are assuming the proper execution of the Redeemable Warrants and all certificates evidencing the Redeemable Warrants, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing or recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Minnesota.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Opinions” in the Prospectus comprising a part of the Registration Statement.

Very truly yours,